Exhibit 99.1

The Pritzker Organization Announces Acquisition Of TMS International Corp.

In An Approximately $1 Billion Transaction

PITTSBURGH, PA, and CHICAGO, IL, August 26, 2013 – TMS International Corp. (NYSE: TMS) and The Pritzker Organization, LLC (TPO) announced today a definitive merger agreement under which business interests of certain members of the Pritzker family will acquire TMS in an all-cash transaction valued at approximately $1 billion, including refinanced third-party debt. Under the terms of the agreement, TMS stockholders will receive $17.50 in cash for each share of TMS Class A common stock and Class B common stock.

Through its subsidiaries, including Tube City IMS Corporation, TMS is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. TMS provides mill services at 81 customer sites in 12 countries and operates 36 brokerage offices from which it buys and sells raw materials across five continents.

Raymond Kalouche, TMS President and CEO, said, “We have built a world-class outsourced industrial services company over the past six years during our partnership with Onex. With this transaction, we are pleased to be able to maximize stockholder returns while positioning ourselves to continue to deliver exceptional value for our customers and expand our global operations as a privately held company, with TPO as our new long-term partner.”

Tom Pritzker, Chairman and CEO of The Pritzker Organization, said, “TMS is a leading provider of mill, procurement, and logistics services to the steel industry, with an exceptional management team and a proven track record of delivering value to its customers. We are delighted to have the opportunity for TPO to participate in and support the growth of the business over the long-term. Throughout TPO’s history, we have partnered with strong management teams to build durable businesses for the future. We look forward to working closely with the TMS management team in a similar fashion to help them build on their impressive track record of success.”

The transaction is expected to close in the fourth quarter of 2013. Completion of the transaction is subject to certain closing conditions, including, among other things, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon completion of the transaction, TMS will become a privately held company and its common stock will no longer trade on the NYSE.

The TMS Board of Directors has unanimously approved and declared advisable the definitive merger agreement and the transactions contemplated thereby. Following the execution of the definitive merger agreement, Onex Corporation and certain of its affiliates, the holders of approximately 60% of the outstanding shares of TMS common stock, executed a written consent adopting and approving the definitive merger agreement. No additional stockholder action is required to adopt or approve the definitive merger agreement.

The transaction will be financed through a combination of debt and equity commitments, and is not conditioned upon the consummation of such financing. Goldman Sachs Bank USA and J.P. Morgan are providing committed debt financing. Committed equity funding is being provided by business interests of Tom Pritzker and Gigi Pritzker. BofA Merrill Lynch is acting as financial advisor to TMS and Kaye Scholer LLP is advising TMS on legal matters in connection with the transaction. Goldman Sachs & Co. and J.P. Morgan Securities LLC are acting as financial advisors to TPO and Latham & Watkins LLP is acting as legal advisor to TPO and the Pritzker family business interests.

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. TMS provides mill services at 81 customer sites in 12 countries and operates 36 brokerage offices from which it buys and sells raw materials across five continents. For additional information, visit www.tmsinternationalcorp.com.

About The Pritzker Organization, LLC

The Pritzker Organization is the merchant bank for the interests of certain members of the Pritzker family. TPO’s primary focus is principal investing. For more than 60 years, TPO has controlled and guided the development of dozens of portfolio companies across a wide variety of industries, including manufacturing, logistics, life sciences, hospitality, healthcare and services. Notable businesses include Hyatt Hotels, Triton Container and the Marmon Group. In addition to its core strategy of long-term business building, TPO is also an active special situations investor, deploying capital across a wide spectrum of industries and across every tier of the balance sheet, from senior debt to equity. Additional information can be found at www.tpo.org.

Additional Information

TMS will file with the SEC a Current Report on Form 8-K, which will contain, among other things, a copy of the definitive merger agreement. In connection with the proposed merger, TMS will prepare an information statement to be filed with the SEC that will provide additional important information concerning the proposed merger. When completed, a definitive information statement will be mailed to the stockholders of TMS. The stockholders of TMS will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Stockholders of TMS will also be able to obtain, without charge, a copy of the information statement and other documents relating to the proposed merger (when available) upon written request to TMS International Corp., at 12 Monongahela Avenue, Glassport, PA, 15045-1315 or from TMS’ website, http://www.tmsinternationalcorp.com/.

Forward Looking Statements

Certain statements in this communication regarding the transaction, the expected timetable for completing the transaction, the benefits of the transaction, and the future opportunities for TMS and TPO and any other statements regarding TMS’ and TPO’s future expectations, beliefs, goals or prospects contained in this press release constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the results and impact of the announcement of the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other factors described in the most recent Annual Report on Form 10-K of TMS and elsewhere in TMS’ filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and except as required by law neither TMS nor TPO undertakes any obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances. Neither TMS nor TPO is responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services or Internet service providers.

Contacts:

For TMS

Jim Leonard

(412) 267-5226

For TPO

Sard Verbinnen & Co.

George Sard (212) 687-8080

Debbie Miller/Bryan Locke (312) 895-4700